Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171341) pertaining to the 2006 Stock Option and Grant Plan, as amended and 2010 Stock Option and Incentive Plan of Aegerion Pharmaceuticals, Inc. of our report dated March 31, 2011, with respect to the financial statements of Aegerion Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young, LLP

MetroPark, New Jersey

March 31, 2011